UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2005

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – MATERIAL DEFINITIVE AGREEMENTS

At a meeting held on August 30, 2005, the Compensation Committee of the Company’s Board of Directors granted awards for fiscal year 2006 to the Company’s named executive officers (as reported in the Summary Compensation Table of the Company’s proxy statement for its Annual Meeting of Shareholders) under the Company’s 1998 Long Term Incentive Plan (the “Plan”).  Two separate Performance Awards and one Stock Award were made to each named executive officer under the Plan.  The Performance Awards were 1) a target incentive amount for fiscal year 2006, the payment of which will depend upon the achievement by the Company (or the business units headed by those named executives with specific business unit rather than corporate responsibilities) in fiscal year 2006 of certain financial and strategic performance targets established by the Committee, and 2) performance share units, under which shares of Company stock will be awarded to each named executive at the end of a three-year performance period, running from July 1, 2005 through June 30, 2008, based upon the achievement by the Company of a specified compound annual growth rate in earnings per share over the performance period.

The Committee also granted Stock Awards to each named executive officer, in the form of restricted stock, which will vest and become non-forfeitable three years after August 30, 2005, the grant date designated by the Committee, provided that the executive remains employed by the Company at the end of the three-year vesting period (unless his or her employment has ended due to death, retirement or disability).  Prior to the vesting date, dividend and voting rights will attach to the restricted stock, but the executive will have no ability to transfer or otherwise dispose of the shares.

In establishing the financial and strategic performance criteria used to calculate the percentage of target incentive compensation to be paid to an executive, the Committee, as it has in past years, used a process (known as the Balanced Performance Plan process) which identifies and weighs the key criteria which drive the success of the Company.  For fiscal year 2006, the Committee has determined that 60% of an executive’s target incentive will be based upon the attainment of three financial performance objectives (annual sales, diluted earnings per share, and operating cash flow, which shall be weighted 20, 25 and 15 percent, respectively) and the remaining 40% will be based on the attainment of four equally-weighted strategic objectives.  Those objectives relate to the growth of the Company through the completion of strategic acquisitions, the implementation of lean enterprise and other initiatives designed to improve profitability principally by reducing purchasing and manufacturing costs, and the successful startup of a new manufacturing facility in Mexico.  The percentage of the target incentive payable depends upon the level of attainment of the performance criteria over a threshold minimum, and may be more or less than the executive’s target incentive.

Realization of the performance share units will depend upon whether the compound annual growth rate in earnings per share over the three-year performance period exceeds the level specified by the Committee.  If the growth rate matches the target level, the executive will receive a number of shares of Company stock at the end of the performance period which equals the number of performance share units granted.  If the growth rate exceeds the target level, the number of shares awarded will be greater, up to a maximum of twice the number of performance share units granted, depending upon the extent to which the target level is exceeded.  If the growth rate is lower than the target level, the number of shares awarded will be lower than the number of performance share units granted.  Failure to meet a specified minimum rate of growth will result in no shares being awarded.  No award will be made to any executive who does not continue to be employed at the end of the performance period, unless his or her employment has ended due to retirement, death or disability, in which case a pro rata grant will be made at the end of the performance period.

In the exercise of its authority, the Committee reserves the right to make additional awards, or amend the terms of the foregoing awards, if the Committee in its discretion determines that business circumstances or specific internal or external factors warrant such action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/S/ Christian Storch
Christian Storch Chief Financial Officer

Date: August 30, 2005

Signing on behalf of the registrant and as principal financial officer